Exhibit 99.1

FOR IMMEDIATE RELEASE January 9, 2017

Investor Contact: Martie Edmunds Zakas

Sr. Vice President – Strategy, Corporate Development &

Communications

770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Sr. Director—Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

Mueller Water Products Announces Sale of Anvil International

Divestiture Creates Pure-Play Water Infrastructure Company

Board Authorizes Up To $250 million Share Repurchase and Quarterly Dividend Increase

ATLANTA, January 09, 2017 — Mueller Water Products, Inc. (NYSE:MWA) today announced that it has sold its Anvil International division to One Equity Partners (“OEP”), a private equity firm, for $315 million in cash, effective immediately. Anvil is a leading domestic manufacturer of piping system components with applications in commercial, industrial, mechanical, fire protection and oil & gas end markets. Mueller Water Products also announced today that its Board of Directors has increased the Company’s quarterly dividend by 33 percent to $0.04 per share, and has authorized total share repurchases of up to $250 million which incorporates the current authorization.

Anvil Transaction

“Over the past year, the Board and management team, with the assistance of our external advisors, have thoroughly evaluated our options with respect to Anvil, and we believe that this transaction allows us to better allocate our capital and deliver increased value to our stockholders,” said Gregory E. Hyland, chairman, president and chief executive officer. “Mueller Water Products is now a pure-play water infrastructure company that is ideally positioned to take advantage of the significant near- and long-term growth opportunities in the industry. The remaining core business will have leadership positions in most of its markets; industry-leading operating margins, capital returns and free cash flow generation; as well as an even stronger balance sheet.”

Anvil’s 2016 net sales were approximately $338 million, and the business contributed approximately $42 million of adjusted EBITDA to Mueller Water Products’ 2016 adjusted EBITDA. Mueller Water Products estimates net cash proceeds from the transaction, after taxes and transaction-related expenses, will be approximately $250 million.

Substantially all current employees of Anvil, including the existing management team led by president Patrick M. Donovan, will be joining the new company. “We believe that OEP is an ideal partner for Anvil, its employees and customers, as they are committed to making the investments necessary to take the business to the next level,” said Mr. Hyland.

“Anvil is a market leader with a broad portfolio of products, well-known premium brands and a commitment to customer service, so we are very excited about this transaction,” said Andrew Oliver, a Managing Director of One Equity Partners. “OEP is committed to investing in and growing its portfolio of manufacturing businesses, and we believe the addition of Anvil furthers OEP’s mission to build essential components, parts and products while creating value through investments in manufacturing. The future is very bright for Anvil as it focuses on its core strengths and strategies, and we look forward to helping the company grow and excel.”

BofA Merrill Lynch acted as financial advisor to Mueller Water Products in connection with the transaction. King & Spalding LLP acted as Mueller Water Products’ principal legal advisor for the transaction and Dechert LLP was principal legal advisor for One Equity Partners.

$250 Million Share Repurchase Authorization

“We are committed to providing superior stockholder returns, and by substantially increasing the dividend and share repurchase authorization, our Board has clearly demonstrated its strong belief in the future performance of the business as well as a commitment to returning capital directly to stockholders,” Mr. Hyland stated. “Going forward, we will continue to carefully evaluate our capital allocation policies by appropriately balancing the additional return of capital, organic investments in our business, and acquisitions in areas adjacent to our core business that would enable us to better serve our customers. The key criteria for any such investments in the business will be that they deliver superior long-term value versus returning capital directly to stockholders. This share repurchase authorization is an important component of our capital allocation considerations because we believe that Mueller Water Products is now better positioned, as a pure-play water infrastructure company, to deliver further growth and additional stockholder value.”

Under the program, the Company may repurchase shares from time to time on the open market or through privately negotiated transactions, as permitted under Securities Exchange Act of 1934 Rule 10b-18. Repurchases of shares also may be made under a Rule 10b5-1 plan, which would permit repurchases when the Company might otherwise be precluded from doing so under insider trading laws.

Dividend Increase

Mueller Water Products’ cash dividend will increase 33 percent to $0.04 per share of common stock and will be effective for quarterly dividends payable on or about February 21, 2017 to stockholders of record as of the close of business on February 10, 2017.

Leadership Transition

In a separate press release today, Mueller Water Products announced that its Board has named J. Scott Hall, formerly President and CEO of Textron Inc.’s Industrial Segment, to the role of president and chief executive officer, effective January 23, 2017. Mr. Hyland will continue with the Company as executive chairman.

Conference Call Webcast

Mueller Water Products will host a conference call today, January 9, 2017 at 8:30 a.m. ET. Members of Mueller Water Products’ management team will provide additional detail regarding the Anvil transaction, the Company’s capital allocation plans and leadership transition. In addition, an update on management’s expectations regarding the Company’s first quarter 2017 results will be provided. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-483-9093. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities that may occur in the future are forward-looking statements. The words “believe,” “will,” “estimates,” “committed,” and other similar expressions identify forward-looking statements. Examples of such forward-looking statements include, but are not limited to, the statements we make regarding the expected net cash proceeds from the sale of our Anvil business, our anticipated use of such cash proceeds, the position of our core business after the Anvil sale, our long-term business strategy and growth prospects as well as our capital allocation strategy. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors. For example, with respect to our estimated net proceeds to be received from the sale of our Anvil business, such factors include the amount of any post-closing working capital adjustments and obligations that may require us to indemnify the purchaser of the Anvil business as well as potential changes in government policy, particularly comprehensive tax reform, as a result of the 2016 U.S. presidential and congressional elections. Factors that may impact the other forward looking statements in this press release include, but are not limited to, our ability to operate our core business efficiently and, in particular, invest our capital to provide superior long-term returns as well as the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE:MWA) is a leading pure-play water infrastructure company that manufactures and sells products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

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